SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 16, 2008

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 E. Park Blvd., Suite 955

Plano, TX 75074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Extension of Line of Credit

On September 16, 2008, TGC Industries, Inc. (“TGC” or the “Company”) renewed and extended its line of credit with Sovereign Bank. The renewal and extension documents consist of a promissory note (the “Note”), a commercial security agreement (the “Security Agreement”), and a business loan agreement (the “Loan Agreement”). The Note allows TGC to borrow, repay, and re-borrow from time to time until September 16, 2009, up to the lesser of $5,000,000 or 80% of the Company’s eligible accounts receivable and provides for an interest rate at prime as quoted in the Wall Street Journal. As collateral for such indebtedness, the Security Agreement grants to Sovereign Bank a security interest covering all of the Company’s accounts receivable. The Loan Agreement provides for non-financial and financial covenants, including a minimum debt service coverage ratio in excess of 2.0 to 1.0 and a ratio of debt to worth not in excess of 1.25 to 1.0. As of this date, the Company has not drawn down any amounts under this line of credit. Copies of the Note, the Security Agreement, and the Loan Agreement are being filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)        Exhibits.

10.1	Promissory Note by and among TGC Industries, Inc. and Sovereign Bank, dated September 16, 2008.

10.2	Commercial Security Agreement by and among TGC Industries, Inc. and Sovereign Bank, dated September 16, 2008.

10.3	Business Loan Agreement by and among TGC Industries, Inc. and Sovereign Bank, N.A., dated September 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: September 18, 2008	By:	/s/ Wayne A. Whitener
Wayne A. Whitener
President and CEO
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note by and among TGC Industries, Inc. and Sovereign Bank, dated September 16, 2008.

10.2	Commercial Security Agreement by and among TGC Industries, Inc. and Sovereign Bank, dated September 16, 2008.

10.3	Business Loan Agreement by and among TGC Industries, Inc. and Sovereign Bank, dated September 16, 2008.